UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 24, 2020

NeuroOne Medical Technologies Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-54716	27-0863354
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7599 Anagram Dr., Eden Prairie, MN 55344

(Address of principal executive offices and zip code)

952-426-1383

(Registrant's telephone number including area code)

N/A

(Registrant's former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Second Amendment to Convertible Promissory Notes

As previously disclosed in a Current Report on Form 8-K filed by NeuroOne Medical Technologies Corporation (the “Company”) with the Securities and Exchange Commission (the “SEC”) on November 7, 2019 (the “Initial Form 8-K”), the Company entered into a Subscription Agreement with certain accredited investors (the “Subscribers”), pursuant to which the Company, in a private placement, agreed to issue and sell to the Subscribers 13% convertible promissory notes (each, a “Note” and collectively, the “Notes”) and warrants (each, a “Warrant” and collectively, the “Warrants”) to purchase shares of the Company’s common stock, par value $0.001 per share (“Common Stock”). Additionally, as previously disclosed in a Current Report on Form 8-K filed by the Company with the SEC on December 5, 2019, the Company and holders of a majority in aggregate principal amount of the Notes entered into an amendment to the Notes (the “First Amendment”). Capitalized terms not otherwise defined herein shall have the meanings assigned to such terms in the Initial Form 8-K.

On April 24, 2020, the Company and holders of a majority in aggregate principal amount of the Notes entered into an amendment to the Notes (the “Second Amendment”) to, among other things:

i.	Extend the Maturity Date – The Second Amendment extends the maturity date of the Notes from May 1, 2020 to November 1, 2020 (in either case, unless a Change in Control happens prior to such date);

ii.	Revise Optional Conversion Terms – The Second Amendment provides that the amount of shares to be received upon the a Subscriber’s optional conversion of the Notes prior to a Qualified Financing will be equal to: (1) the Outstanding Balance elected by the Subscriber to be converted (the “Conversion Amount”) divided by (2) an amount equal to 0.6 multiplied by the volume weighted average price of the Common Stock for the ten (10) Trading Days immediately preceding the date of conversion; and

iii.	Revise the Registration Date – The Second Amendment provides that promptly following the earlier of (1) May 1, 2020, if the applicable Subscriber has converted all or a majority of the Outstanding Balance of such Subscriber’s Note prior to such date; (2) the final closing a Qualified Financing; and (3) the Maturity Date (the “Registration Date”), the Company will enter into a registration rights agreement with the applicable Subscriber containing customary and usual terms pursuant to which the Company shall agree to prepare and file with the SEC a Registration Statement on or prior to the 90th calendar day following the Registration Date, covering the resale of any Conversion Shares, and shares of Common Stock underlying the Warrants.

Pursuant to Section 7.6 of the Notes, the Notes may be amended with the written consent of the Company and the holders of a majority in aggregate principal amount of the Notes, which consents shall be binding upon each holder of the Notes, whether or not each holder has signed such consents. All other provisions of the Notes not specifically modified by the Second Amendment remain unchanged.

The foregoing description of the Second Amendment is qualified in its entirety by reference to the form of Second Amendment, which is attached as Exhibit 10.1 hereto and incorporated herein by reference.

Conversion of Convertible Promissory Notes

Between April 24 and April 29, certain Subscribers elected to convert $2,472,565.81 of the outstanding principal and interest of the Notes into 1,996,198 Conversion Shares.

Placement Agent Fee

In connection with the Second Amendment, Paulson Investment Company, LLC (“Paulson”) entered into an agreement with the Company whereby the Company agreed to pay Paulson a cash fee equal to 5% of (i) the principal amount of the Notes held by Subscribers that entered into the Second Amendment, and (ii) the principal amount of the Notes held by Subscribers (not otherwise included in (i)) that elect to convert their Notes prior to the Maturity Date.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 3.02  Unregistered Sales of Equity Securities.

As described more fully in Item 1.01 above, which description is hereby incorporated by reference into this Item 3.02, the Company issued Conversion Shares to certain Subscribers, all of whom are accredited investors, in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D promulgated thereunder. The Company is relying on this exemption from registration based in part on representations made by the Subscribers.  The Conversion Shares have not been registered under the Securities Act or applicable state securities laws and may not be offered or sold in the United States absent registration under the Securities Act or an exemption from such registration requirements. Neither this Current Report on Form 8-K nor any exhibit attached hereto shall constitute an offer to sell or the solicitation of an offer to buy the Conversion Shares or any other securities of the Company.

Item 9.01. Financial Statement and Exhibits

(d) Exhibits.

Exhibit	Description

10.1	Form of Second Amendment

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEUROONE MEDICAL TECHNOLOGIES CORPORATION

Dated: April 30, 2020	By:	/s/ David Rosa
David Rosa
Chief Executive Officer

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